Exhibit 10.63

EXECUTION VERSION

AMENDED AND RESTATED

REGISTRATION RIGHTS AND COORDINATION AGREEMENT

among

WEST CORPORATION,

THL INVESTORS, QUADRANGLE INVESTORS

OTHER INVESTORS, AND FOUNDERS

NAMED HEREIN

DATED AS OF MARCH 8, 2013

1. EFFECTIVENESS; DEFINITIONS	2

1.1 Closing	2
1.2 Definitions	2

2. TRANSFER RESTRICTIONS	2

2.1 Permitted Rule 144 Transfers and Block Sales	2
2.2 Permitted Transferees	4

3. REGISTRATION RIGHTS	4

3.1 Demand Registration Rights for Registrable Securities	4
3.2 Piggyback Registration Rights	7
3.3 Certain Other Provisions	9
3.4 Indemnification and Contribution	14
3.5 Permitted Registration Rights Assignees	17

4. REMEDIES	17

4.1 Generally	18

5. PERMITTED TRANSFEREES	18

5.1 Transfers by Investors	18
5.2 Transfers by Founders	18

6. AMENDMENT, TERMINATION, RELEASE OF PARTIES, ETC	18

6.1 Oral Modifications	18
6.2 Written Modifications	18
6.3 Effect of Termination	19
6.4 Release of Parties	19

7. DEFINITIONS	19

7.1 Certain Matters of Construction	19
7.2 Definitions	20

8. MISCELLANEOUS	26

8.1 Authority; Effect	26
8.2 Notices	26
8.3 Merger; Binding Effect, Etc	27
8.4 Descriptive Headings	28
8.5 Counterparts	28
8.6 Severability	28

8.7 No Recourse	28
8.8 Aggregation of Shares	28

9. GOVERNING LAW	29

9.1 Governing Law	29
9.2 Consent to Jurisdiction	29
9.3 WAIVER OF JURY TRIAL	29
9.4 Exercise of Rights and Remedies	30

ii

AMENDED AND RESTATED

REGISTRATION RIGHTS AND COORDINATION AGREEMENT

This Amended and Restated Registration Rights and Coordination Agreement (the

“Agreement”) is made as of March 8, 2013 by and among:

(i)	West Corporation (the “Company”);

(ii)	Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Equity Fund VI Investors (West), L.P., THL Coinvestment Partners, L.P., Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company III LLC, THL Fund VI Bridge Corp., THL Parallel Fund VI Bridge Corp., THL DT Fund VI Bridge Corp. and each other Person executing this Agreement and listed as a THL Investor on the signature pages hereto (collectively with their Permitted Transferees, the “THL Investors”);

(iii)	Quadrangle Capital Partners II LP, Quadrangle Capital Partners II-A LP and Quadrangle Select Partners II LP and each other Person executing this Agreement and listed as a Quadrangle Investor on the signature pages hereto (collectively with their Permitted Transferees, the “Quadrangle Investors”);

(iv)	Any other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as “Other Investors” (collectively, with their Permitted Transferees, the “Other Investors” and, together with the THL Investors and the Quadrangle Investors, the “Investors”);

(v)	Gary West CRT1 LLC, Gary West CRT2 LLC, Gary West CRT3 LLC, Gary West CRT4 LLC and Gary West CRT5 LLC as Permitted Transferees of Gary L. West, Mary West CRT1 LLC, Mary West CRT2 LLC, Mary West CRT3 LLC, Mary West CRT4 LLC and Mary West CRT5 LLC as Permitted Transferees of Mary E. West (collectively, the “Founders”); and

(vi)	such other Persons, if any, that from time to time become party hereto as holders of Other Holder Shares (as defined below) pursuant to Section 3.5 solely in the capacity of permitted assignees with respect to certain registration rights hereunder (collectively, the “Other Holders”).

RECITALS

1. On October 24, 2006, the Company consummated a leveraged recapitalization transaction on the terms and subject to the conditions of an Agreement and Plan of Merger dated May 31, 2006 (the “Recapitalization Agreement”) by and between the Company and Omaha Acquisition Corp. (“Newco”).

2. In connection with the Recapitalization, the Stockholders and the Managers received shares of Class A Common Stock and/or Class L Common Stock of the Company and previously entered into a Registration Rights and Coordination Agreement dated October 24, 2006 (the “Original Agreement”) and a Stockholder Agreement dated October 24, 2006.

3. On December 30, 2011, the Company completed the conversion of the Company’s outstanding Class L Common Stock into shares of Class A Common Stock and thereafter the reclassification of all of the Company’s Class A Common Stock as a single class of Common Stock (collectively, the “Reclassification”). The Company’s Common Stock and all Options, Warrants and Convertible Securities issued or reserved for issuance are held (or reserved for issuance), as of the date hereof, as set forth on Schedule I hereto.

4. The Company, and the Investors together with certain other stockholders of the Company, entered into an Amended and Restated Stockholder Agreement dated as of March 8, 2013 (the “Stockholder Agreement”).

In connection with the consummation by the Company of an Initial Public Offering of the Company, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate in its entirety the Original Agreement as follows:

1.	EFFECTIVENESS; DEFINITIONS.

1.1 Closing. This Agreement shall become effective only upon the consummation of the Initial Public Offering (the “Closing”). If the Closing shall not have occurred on or prior to May 1, 2013, this Agreement shall become null and void ab initio, and the Original Agreement shall remain in full force and effect in accordance with its terms.

1.2 Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 7 hereof.

2.	TRANSFER RESTRICTIONS.

2.1 Permitted Rule 144 Transfers and Block Sales. No Stockholder shall Transfer any or all of its Shares after the closing of the Initial Public Offering pursuant to Rule 144 or in a block sale to a financial institution, in each case other than in compliance with Section 2.1.1 or 2.1.2 hereof. Shares Transferred pursuant to this Section 2.1 shall conclusively be deemed thereafter not to be Shares under this Agreement.

2.1.1 Permitted Transfers Pursuant to Rule 144. From time to time after the Initial Public Offering, (a) during all such times as the Investors hold at least twenty-five percent (25%) of the Initial Investor Shares, the Majority Investors or (b) at all other times, the Majority Stockholders, may determine to require the Stockholders to make reasonable efforts to coordinate their efforts to Transfer Shares pursuant to Rule 144 (“144 Coordination”) or to discontinue such requirement. 144 Coordination shall be in effect until such time, if ever, as the Majority Investors (or, if at a time when the Investors no longer hold at least twenty-five percent (25%) of the Initial Investor Shares, the Majority Stockholders) provide a subsequent notice to the Stockholders that such 144 Coordination is discontinued. Thereafter, the Majority Investors (or, if at a time when the Investors no longer hold at least twenty-five percent (25%) of the Initial Investor Shares, the Majority Stockholders) may reinstitute and discontinue 144 Coordination from time to time by providing notice to each Stockholder.

(a) At any time when 144 Coordination is in effect, the Stockholders will make reasonable efforts to coordinate their efforts to Transfer Shares pursuant to Rule 144, and each Specified Holder promptly shall notify each Related Stockholder (i) when it has commenced a measurement period for purposes of the Rule 144 group volume limit in connection with a Sale that is subject to such limit and (ii) what the volume limit for that measurement period, determined as of its commencement, will be. When 144 Coordination is in effect, each Related Stockholder shall be entitled to effect Sales that are subject to the Rule 144 group volume limit pro rata during the applicable measurement period based on its percentage ownership of Shares held by the Specified Holder and all Related Stockholders at the start of such measurement period. In the event any Related Stockholder agrees to forego its full pro rata share of the Rule 144 group volume limit by written notice to the Specified Holder and all other Related Stockholders, the Shares held by such forfeiting Related Holder at the start of such measurement period shall be excluded from such calculation of percentage ownership.

(b) The provisions of this Section 2.1.1 shall not apply to any Transfer of Shares (i) in a Public Offering, (ii) not subject to volume limitation under Rule 144 or (iii) at any time when 144 Coordination is not in effect.

(c) For purposes of this Section 2.1.1, a “Specified Holder” means a holder of Shares whose sale of Shares pursuant to Rule 144 would be subject to aggregation with another Stockholder (each such other Stockholder being a “Related Stockholder”).

(d) Notwithstanding the foregoing, a Stockholder may opt out of 144 Coordination with respect to any period of time if such Stockholder delivers a notice to the other Stockholders irrevocably committing not to Transfer Shares pursuant to Rule 144 during such period.

(e) If, at any time after the Initial Public Offering, 144 Coordination is not in effect, (a) during all such times as the Investors hold at least twenty-five percent (25%) of the Initial Investor Shares, the Majority Investors or (b) at all other times, the Majority Stockholders, may determine to require the Stockholders to provide each other Stockholder with at least ten Business Days written notice prior to when such Stockholder plans to Transfer any or all of its Shares pursuant to Rule 144, but no coordination of Sales shall be required.

2.1.2 Block Sales. Notwithstanding anything to the contrary in this Agreement, after the Initial Public Offering, each Stockholder (the “Initiating Block Transferor”) shall, no later than 24 hours prior to the time such offering is to commence, notify each other Stockholder (the “Potential Block Participant”) when it plans to Transfer any or all of its Shares pursuant to a block trade of at least 10,000 shares or with a market value of at least $200,000. Each Potential Block Participant shall be entitled to participate in such block transfer pro rata based on its percentage ownership of Shares held by all Stockholders at the time of such proposed transfer. In the event any Potential Block Participant agrees to forego its full pro rata share of the block sale by written notice to the Initiating Block Transferor and all other Potential Block Participants, the remainder shall be re-allocated pro rata among the Initiating Block Transferor and all other Potential Block Participants in like manner (except that the Shares held by such forfeiting Potential Block Participant shall be excluded from such calculation).

2.2 Permitted Transferees. Any Permitted Transferee receiving Shares from a Stockholder in a Transfer shall be subject to the terms and conditions of, and be entitled to the benefits and rights of, and to enforce, this Agreement to the same extent, and in the same capacity, as the Stockholder that Transfers the Shares to such Permitted Transferee. Prior to the initial Transfer of any Shares to any Permitted Transferee pursuant to the Stockholder Agreement, and as a condition thereto, each holder of Shares effecting such Transfer shall (i) cause such Permitted Transferee to deliver to the Company and each of the Stockholders (other than the transferor) its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (ii) remain directly liable for the performance by the Permitted Transferee of all obligations of such Permitted Transferee under this Agreement.

2.3 Transfers and Holder Lock-up. No Investor shall Transfer Shares in a transaction that would have violated Section 3 of the Stockholders Agreement (Holder Lock-up) or a lock-up agreement entered into pursuant thereto but for the fact that such Investor has been granted permission to make such Transfer or has been released from the restrictions under Section 3 or such lock-up agreement unless each Investor is granted similar permission or has been similarly released.

3.	REGISTRATION RIGHTS.

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

3.1 Demand Registration Rights for Registrable Securities.

3.1.1 Investors and Founders. One or more Investors or Founders and their direct or indirect Permitted Registration Rights Assignees (the “Initiating Stockholders”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Stockholders; provided, however, that, except as otherwise provided in this Section 3.1.1 and subject to Section 3.2 below, the Initial Public Offering and the first three (3) registrations of Registrable Securities under this Section 3.1.1. (the “Initial Post-IPO Demand Rights”) may be initiated only by the Majority Initial Investors; provided, further, that any registration of Registrable Securities (i) which does not become and remain effective for at least 270 days in accordance with the provisions of this Section 3 (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold) or (ii) pursuant to which the Majority Initial Investors and all other Holders joining therein are not able to include at least 90% of the Registrable Securities which they desired to include, shall not be included in the calculation of the number of Initial Post-IPO Demand Rights. The Majority Initial Investors’ exclusive right to the Initial Post-IPO Demand Rights will terminate (whether or not the Majority Initial Investors have exercised all three of the Initial Post-IPO Demand Rights), and thereafter any Investor or Founder may exercise his, her or its rights under this Section 3.1.1:

(a) at any time on or following the fourth anniversary of the Initial Public Offering; or

(b) if the THL Investors and Quadrangle Investors collectively no longer hold at least twenty-five percent (25%) of the Initial Investor Shares and each of the THL Investors and Quadrangle Investors shall have already received in respect of all Investor Shares owned by it (whether from sale proceeds, dividends or other distributions paid in respect of Shares) an aggregate amount of cash equal to the total cost of such Initial Investor Shares (whether such cost was paid by the THL Investors and Quadrangle Investors (i) in the form of cash subscriptions in the Company’s securities, or through exchange or conversion (by operation of law or otherwise) of existing securities of Newco in which case the cost of such other securities will be deemed to carry over to the Shares for purposes of this provision) at the time of the initial purchase thereof (subject to appropriate adjustments for stock splits, recapitalizations and other similar events).

3.1.2 Upon receipt by the Company of a notice pursuant to Section 3.1.1, the Company will use its commercially reasonable efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if the Company is then eligible to effect such registration on Form S-3) of the Registrable Securities that the Company has been requested to register by such Investor or Founder, together with all other Registrable Securities that the Company has been requested to register pursuant to Section 3.2 by other Holders, all to the extent required to permit the disposition of the Registrable Securities that the Company has been so requested to register as promptly as is reasonably practical, and (ii) obtain acceleration of the effective date of the Registration Statement relating to such registration as promptly as is reasonably practical.

3.1.3 The Company shall not be obligated to take any action to effect any such registration pursuant to Section 3.1.2:

(a) unless the value of Registrable Securities to be included on such Registration Statement is at least seventy-five million dollars ($75,000,000) or such lower amount as agreed by the Majority Investors during all such times as the Majority Investors have the exclusive right to the Initial Post-IPO Demand Rights, and thereafter by the Majority Stockholders;

(b) if there has been a registration pursuant to this Section 3.1 (other than by means of a shelf registration pursuant to Rule 415 under the Securities Act) within the preceding 180 days (unless otherwise consented to by the Majority Investors during all such times as the Majority Investors have the exclusive right to the Initial Post-IPO Demand Rights, and thereafter by the Majority Stockholders);

(c) during the effectiveness of any Principal Lock-Up Agreement entered into in connection with any Registration Statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans).

3.1.4 Form. Except as otherwise provided above or required by law, the Company will use commercially reasonable efforts to effect each registration requested pursuant to Section 3.1.1 by filing with the Commission a Registration Statement on Form S-3 (or any other form which includes substantially the same information as would be required to be included in a Registration Statement on such form as currently constituted) pursuant to Section 3.3.2(a); provided that if any registration requested pursuant to this Section 3.1 (other than 3.1.2) is proposed to be effected on Form S-3 (or any successor or similar shortform Registration Statement) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to file a Registration Statement on Form S-1 (or any successor or similar Registration Statement) or to include in such Registration Statement information not required to be included pursuant to Form S-3 (or any successor or similar shortform Registration Statement), then the Company will file a Registration Statement on Form S-1 or supplement Form S-3 (or any successor or similar shortform Registration Statement) as reasonably requested by such managing underwriter. The Company shall use commercially reasonable efforts to prepare and file with the Commission such amendments and supplements to such Registration Statement and prospectus as required by Section 3.3.2(b).

3.1.5 Payment of Expenses. The Company shall pay all Registration Expenses in connection with registrations and sales of Registrable Securities pursuant to this Section 3.1, including all Registration Expenses (other than that portion of any fees and disbursements of counsel, if any, that does not constitute Registration Expenses) incurred in connection with each registration of Registrable Securities requested pursuant to this Section 3.1.

3.1.6 Additional Procedures. In the case of a registration pursuant to Section 3.1 hereof, whenever any party who may demand a registration pursuant to Section 3.1.1 (a “Demand Party”) shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to Holders referred to in Section 3.2. In such event, the right of any Holder to have securities owned by such Holder included in such registration pursuant to Section 3.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Principal Participating Holders and such Holder). The Company together with the Holders proposing to distribute their securities through the underwriting will enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions, including indemnity and contribution provisions for the benefit of the underwriters on the same terms as those provided in Section 3.4 (treating each underwiter as a “Covered Person” for purposes thereof) (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

3.1.7 Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement, including a shelf Registration Statement pursuant to Rule 415 under the Securities Act, in respect of a registration pursuant to this Section 3.1 at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness of such Registration Statement, or suspend use of such Registration Statement; provided, that the Company shall not be permitted to do so (i) more than two times during any 12 month period, (ii) for a period exceeding 30 days on any one occasion or (iii) for a period exceeding 125 days in any 12 month period. In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify such Holders of the expiration of any period during which it exercised its rights under this Section 3.1.7. The Company agrees that, in the event it exercises its rights under this Section 3.1.7, it shall, within 30 days following such Holders’ receipt of the notice of suspension, update the suspended Registration Statement as may be necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

3.2 Piggyback Registration Rights.

3.2.1 Piggyback Registration.

(a) General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of any other Person (pursuant to Section 3.1 or otherwise) for sale in a Public Offering, the Company will give reasonably prompt notice to all Holders of its intention to do so. Any Holder may, by written response delivered to the Company within 20 days after the date of delivery of such notice, request that all or a specified part of such Holder’s Registrable Securities be included in such registration. The Company thereupon will use its best efforts to cause to be included in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by such Holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or, pursuant to Section 3.1, other Holders in such Public Offering) of the Registrable Securities to be so registered; provided that (i) if, at any time after giving written notice of its intention to register any securities, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (with such differences as may be customary or appropriate in combined primary and secondary offerings) or, in the case of a registration initiated pursuant to Section 3.1.1, the Principal Participating Holders. No registration of Registrable Securities effected under this Section 3.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 3.1 hereof.

(b) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 3.2 incidental to the registration of any of its securities in connection with:

(i) Any Public Offering relating exclusively to employee benefit plans or dividend reinvestment plans;

(ii) Any Public Offering relating exclusively to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses except to the extent such Public Offering is for the sale of securities in cash; or

(iii) The Initial Public Offering, unless Shares are being included as part of a secondary offering in such Initial Public Offering, in which case the Founders shall be entitled to register Shares in the Initial Public Offering in an amount equal to the greater of (x) the Founders Pro Rata Portion and (y) Shares with an aggregate fair market value (based on the price to the public of the Shares in the Initial Public Offering) of seventy-five million dollars ($75,000,000).

3.2.2 Payment of Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 3.2.

3.2.3 Additional Procedures. Holders participating in any Public Offering pursuant to this Section 3.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling Stockholders in connection therewith (including customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters contained therein; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability shall not exceed such Holder’s net proceeds from such offering and (b) to the extent selling Stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such Holder’s pro rata portion of any such liability, in accordance with such Holder’s portion of the total number of Registrable Securities included in the offering, and (ii) such Holder’s net proceeds from such offering.

3.2.4 Registration Statement Form. The Company shall select the Registration Statement form for any registration pursuant to this Section 3.2 (other than a registration that is also pursuant to Section 3.1); provided that if any registration requested pursuant to this Section 3.2 is proposed to be effected on Form S-3 (or any successor form) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to include in such Registration Statement information not required to be included pursuant to such form, then the Company will supplement such Registration Statement as reasonably requested by such managing underwriter. The Company will use commercially reasonable efforts to qualify as a well-known seasoned issuer (“WKSI”) as such item is defined in Rule 405 under the Securities Act as soon as practicable after the Initial Public Offering and to remain a WKSI as long as this Agreement is in effect.

3.3 Certain Other Provisions.

3.3.1 Underwriter’s Cutback. In the event that an underwriter determines that marketing factors (including an adverse effect on the per share offering price) exist that would require a limitation of the number of shares to be underwritten in any registration of shares, and, as a result, decides to limit the number of shares included in such registration by excluding any or all Registrable Securities from such registration, the following provisions shall apply. If the registration in question involves a registration for sale of securities for the Company’s own account, then the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 3.3.1. Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by other Stockholders shall be excluded unless the Company, with the consent of the parties required to approve any amendment or waiver of this Agreement pursuant to Section 6.2, has granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback (such shares afforded such equal treatment being “Parity Shares”); and, if a limitation on the number of shares is still required, the number of Registrable Securities, Parity Shares and other shares of Common Stock that may be included in such registration shall be allocated among the holders thereof in proportion, as nearly as practicable, as follows:

(a) there shall be first allocated to each such holder requesting that its Registrable Securities or Parity Shares be registered in such registration a number of such shares to be included in such registration equal to the lesser of (A) the number of such shares requested to be registered by such holder, and (B) a number of such shares equal to such holder’s Pro Rata Portion;

(b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to those holders who have requested to register a number of such Registrable Securities or Parity Shares in excess of such holder’s Pro Rata Portion, pro rata to each such holder based upon the number of Registrable Securities and Parity Shares held by such holder, or in such other manner as the holders requesting that their Registrable Securities or Parity Shares be registered in such registration may otherwise agree; and

(c) the balance, if any, not allocated pursuant to clause (b) above shall be allocated to shares, other than Registrable Securities and Parity Shares, requested to be included in such registration by other stockholders.

For purposes of any underwriter cutback, all Registrable Securities held by any Holder shall also include any Registrable Securities held by the partners, retired partners, Stockholders, Affiliates or Permitted Transferees of such Holder, or the estates and family members of any such Holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such Holder or such partners, retired partners, trusts or Affiliates, and any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such Holder and other Persons shall be deemed to be a single selling Holder, and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling Holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 3.1.1 or 3.2.1(a) the Holder thereof may not thereafter elect to withdraw such request without the written consent of the Principal Participating Holders; provided that, if the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to Section 3.1 that the Registrable Securities covered by the Registration Statement cannot be sold in such offering within a price range acceptable to the Principal Participating Holders, then the Principal Participating Holders shall have the right to notify the Company that they have determined that the Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement; provided, further, that if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the Common Stock to be registered during the 10 trading days preceding the date on which notice of such offering was given pursuant to Section 3.2.1(a), then the Holders participating in such registration pursuant to Section 3.1 or 3.2 may elect to withdraw from such registration by written notice to the Company. The Company may, but shall not be required to, extend similar withdrawal rights to other Holders of Parity Shares.

3.3.2 Registration Procedures. If, and in each case when, the Company is required to effect a registration of any Registrable Securities as provided in this Section 3, the Company shall promptly:

(a) prepare and, in any event within forty-five days (thirty days in the case of a Form S-3 registration) after the end of the period under Section 3.2.1(a) within which a piggyback request for registration may be given to the Company, file with the Commission a Registration Statement with respect to such Registrable Securities and use, in the event the Company is not a WKSI, its commercially reasonable efforts to cause such Registration Statement to become effective within ninety days of the initial filing;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective (i) in the case of a shelf Registration Statement, until the earlier of (A) the date on which all remaining Registrable

Securities may be sold under Rule 144 under the Securities Act without regard to volume limitations or (B) two years after the effective date of such Registration Statement, or (ii) in all other cases for a period not in excess of 270 days (in each case, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; provided that before filing a Registration Statement or prospectus, or any amendments or supplements thereto in accordance with Sections 3.1 or 3.2, the Company will furnish to counsel selected pursuant to Section 3.3.3 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(c) furnish to each seller of such Registrable Securities such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller of Registrable Securities shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of Registrable Securities in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where (but for the requirements of this clause (d)) it would not be obligated to be so qualified, or to consent to general service of process in any such jurisdiction;

(e) notify each seller of any such Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the Registration Statement, an earning statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(g) (i) if such Registrable Securities are Common Stock (including Common Stock issuable upon conversion, exchange or exercise of another security), use its best efforts to list such Registrable Securities on any securities exchange or authorize for quotation on each other market on which the Common Stock is then listed or authorized for quotation if such Registrable Securities are not already so listed or authorized for quotation; and (ii) use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(h) enter into such customary agreements (including an underwriting agreement in customary form), which shall include indemnification provisions in favor of underwriters and other Persons (in addition to the provisions of Section 3.4 hereof) covering the entirety of the Registration Statement, excluding any information supplied to the underwriters by the Holders selling Registrable Securities in such offering, and take such other actions as the Principal Participating Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) obtain a “comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “comfort” letters, as the Principal Participating Holders shall reasonably request;

(j) make available for inspection by any seller of such Registrable Securities covered by such Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such managing underwriter(s), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement (subject to each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company);

(k) notify counsel (selected pursuant to Section 3.3.3 hereof) for the Holders of Registrable Securities included in such Registration Statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the Registration Statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registration Statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(l) use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the Registration Statement, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent, and any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n) cooperate with the Holders of Registrable Securities covered by the Registration Statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

(o) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(q) use its best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any “road show” presentations or investor telephone conference calls that may be reasonably requested by the Holders in connection with distribution of the Registrable Securities.

3.3.3 Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained by the Company in connection with any Public Offering shall be selected by the Board; provided that, in the case of an offering following a request therefor under Section 3.1.1, such underwriters and counsel shall be reasonably acceptable to the Principal Participating Holders and Demand Party. In connection with any registration of Registrable Securities pursuant to Sections 3.1 and 3.2 hereof, the Principal Participating Holders and the Demand Party may jointly select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent, at the Company’s expense, all such remaining Holders.

3.3.4 Company Lock-Up. If any registration pursuant to Section 3.1 of this Agreement shall be in connection with an underwritten public offering, the Company agrees not to effect any public sale or distribution of any Common Stock of the Company (or securities convertible into or exchangeable or exercisable for Common Stock) (in each case, other than as part of such underwritten public offering and other than pursuant to a registration on Form S-4 or S-8) for its own account, within such period as the managing underwriters may require after the effective date of such registration (except as part of such registration).

3.3.5 Holders and Other Holders Lock-Up. Each Holder and each Other Holder shall comply with the provisions of Section 3 of the Stockholders Agreement applicable to a “Stockholder” as though such Section were set forth herein.

3.3.6 Management. The Majority Investors, in their sole discretion, may allow management of the Company to participate in any Public Offering, in each case, pursuant to and in accordance with the terms and conditions of this Agreement or such other terms and conditions as the Majority Investors may establish from time to time.

3.3.7 Other Agreements. The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 3.1 of this Agreement remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (i) rights of registration in the nature or substantially in the nature of those set forth in Section 3.1 or 3.2 of this Agreement that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights exercisable prior to such time as the Founders can first exercise their rights under Section 3.1.

3.4 Indemnification and Contribution.

3.4.1 Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 3 or otherwise, and in connection with any Registration Statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each Holder of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and Stockholders, and each other Person, if any, who controls any such holder or any such controlling Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any Registration Statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in or included in any underwriting agreement entered into pursuant to this Section 3.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities or any termination of this Agreement.

3.4.2 Indemnities to the Company. Subject to Section 3.4.4, the Company and any of its subsidiaries may require, as a condition to including any securities in any Registration Statement filed pursuant to this Section 3, that the Company and any of its subsidiaries shall have received an undertaking reasonably satisfactory to it from all prospective sellers of such securities, severally and not jointly, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such Registration Statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any statement in or omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities or any termination of this Agreement.

3.4.3 Contribution. If the indemnification provided for in Sections 3.4.1 or 3.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 3.4 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, subject to Section 3.4.4 and in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 3.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 3.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

3.4.4 Limitation on Liability of Holders of Registrable Securities. The liability of each Holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 3.4 shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

3.4.5 Indemnification Procedures. Promptly after receipt by an Indemnitee of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.4, such Indemnitee will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnitee to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnitee, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnitee without the consent of the indemnifying party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, if in such Indemnitee’s reasonable judgment a conflict of interest between such Indemnitee and the indemnifying parties may exist in respect of such action or proceeding or the indemnifying party does not assume the defense of any such action or proceeding within a reasonable time after notice of commencement, the Indemnitee shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one counsel for all Indemnitees in each jurisdiction who shall be approved by the Principal Participating Holders in the registration in respect of which such indemnification is sought. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnitee, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnitee from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnitee and does not otherwise adversely affect such Indemnitee, other than as a result of the imposition of financial obligations for which such Indemnitee will be indemnified hereunder.

3.5 Permitted Registration Rights Assignees.

3.5.1 Registration Rights. The rights of a holder of Registrable Securities to cause the Company to register its Registrable Securities pursuant to Section 3.1 or 3.2 may be assigned (but only with all related obligations as set forth below) in a Transfer effected in accordance with the terms of the Stockholder Agreement and this Agreement to: (a) a Charitable Organization, (b) a Permitted Transferee or (c) any other transferee that, together with its Affiliates, in the case of this clause (c) acquires shares of Registrable Securities either (i) for consideration of at least $20,000,000 or (ii) having a then fair market value (determined in good faith by the Board) of at least $20,000,000 (the transferees described in clauses (a), (b) and (c) each a “Permitted Registration Rights Assignee”). Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 3.5.1 shall be effective unless the Permitted Registration Rights Assignee, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Registrable Securities in respect of which such assignment is made shall be deemed Other Holder Shares and shall be subject to all of the provisions of this Agreement relating to Other Holder Shares and that such Permitted Registration Rights Assignee shall be bound by, and shall be an Other Holder party to, this Agreement and the holder of Other Holder Shares hereunder. A transferee to whom rights are transferred pursuant to this Section 3.5.1 may not again transfer such rights to any Person, other than as provided in this Section 3.5.1.

4.	REMEDIES.

4.1 Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

5.	PERMITTED TRANSFEREES.

5.1 Transfers by Investors. The rights of an Investor hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Shares effected in accordance with the terms of the Stockholder Agreement and this Agreement to a Permitted Transferee of such Investor. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 5.1 shall be effective unless the Permitted Transferee to which such assignment is being made, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Shares in respect of which such assignment is made shall continue to be deemed Shares and shall be subject to all of the provisions of this Agreement relating to Shares and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as an Investor. A Permitted Transferee to whom rights are transferred pursuant to this Section 5.1 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 5.1.

5.2 Transfers by Founders. The rights of a Founder hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Shares effected in accordance with the terms of the Stockholder Agreement and this Agreement to a Permitted Transferee of such Founder; provided that upon the death of a Founder, the rights of the deceased Founder pursuant to Section 3.1.1 hereof may only be transferred to a natural Person or a Permitted Transferee under Section 3.2.2 of the Stockholder Agreement. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 5.2 shall be effective unless the Permitted Transferee to which such assignment is being made, if not a Stockholder, has delivered to the Company a written acknowledgement and agreement in form and substance reasonably satisfactory to the Company that the Shares in respect of which such assignment is made shall continue to be deemed Shares and shall be subject to all of the provisions of this Agreement relating to Shares and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as a Founder. A Permitted Transferee to whom rights are transferred pursuant to this Section 5.2 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 5.2.

6.	AMENDMENT, TERMINATION, RELEASE OF PARTIES, ETC.

6.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

6.2 Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Majority Stockholders; provided, however, (a) the consent of the Majority Founders shall be required for any amendment, modification, extension, termination or waiver (an “Amendment”) that discriminates against rights of the Founders specifically or against the holders of Founder Shares as such under this Agreement, (b) the consent of the Majority Quadrangle Investors shall be required for any Amendment that discriminates against the rights of the Quadrangle Investors specifically or against the holders of Quadrangle Investor Shares as such under this Agreement and (c) the consent of the Majority Other Investors shall be required for any Amendment that discriminates against the rights of the Other Investors specifically or against the holders of Other Investor Shares as such under this Agreement. In addition, any Amendment that amends provisions relating to restrictions on Transfer of Shares that is adverse in any material respect to any Investor or Founder or that amends provisions affecting rights to demand or participate in registered offerings of shares or in other offerings of shares by the Company in a manner that is adverse in any material respect to any Investor or Founder will require the approval of each such Investor or Founder; provided that, subject to Section 3.3.6 hereof, the addition of any new Investor hereunder shall not be deemed to be an adverse Amendment.

Each such Amendment shall be binding upon each party hereto and each holder of Shares or Other Holder Shares subject hereto. In addition, each party hereto and each holder of Shares or Other Holder Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant this Section 6.2, any Amendment to the definitions used in such Section shall also require the specified consent.

6.3 Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Investor shall retain the indemnification rights pursuant to Section 3.4 hereof with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

6.4 Release of Parties. The Stockholders acknowledge and agree that upon the effectiveness of this Agreement, each of the Managers and West Health (formerly the Gary and Mary West Wireless Health Institute) shall be permanently and irrevocably released from all further obligations, and shall have no further rights, under the Original Agreement or this Agreement.

7.	DEFINITIONS.

For purposes of this Agreement:

7.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 7.1:

(i)	The words “hereof,’ “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(ii)	The word “including” shall mean including, without limitation;

(iii)	Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(iv)	The masculine, feminine and neuter genders shall each include the other.

7.2 Definitions. The following terms shall have the following meanings:

“144 Coordination” shall have the meaning set forth in Section 2.1.1.

“Affiliate” means, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), and (b) if the specified person is a natural Person, any Family Member of such natural Person.

“Affiliated Fund” means with respect to any Investors, each corporation, trust, limited liability company, general or limited partnership or other entity under common control with that Investor (including any such entity with the same general partner or principal investment advisor as that Investor or with a general partner or principal investment advisor that is an Affiliate of the general partner or principal investment advisor of that Investor).

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 6.2.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Class A Stock” shall mean the Class A Common Stock, par value $.001 per share, of the Company.

“Class L Stock” shall mean the Class L Common Stock, par value $.001 per share, of the Company.

“Closing Date” shall mean the date of the consummation of the closing under the Recapitalization Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $.001 per share, of the Company, including shares of common stock issued pursuant to the Reclassification in respect of shares of Class A Stock and Class L Stock.

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

“Covered Person” shall have the meaning set forth in Section 3.4.1.

“Demand Party” shall have the meaning set forth in Section 3.1.6.

“Distribution” shall have the meaning set forth in Section 2.3.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Family Member” shall mean, with respect to any natural Person, (i) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (ii) any spouse or former spouse of any of the foregoing, (iii) any legal representative or estate of any of the foregoing, (iv) any trust maintained for the benefit of any of the foregoing and (v) any corporation, private charitable foundation or other organization controlled by any of the foregoing.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Founder Shares” means all shares of Common Stock (i) originally issued to a Founder, or (ii) issued with respect to shares of Common Stock originally issued to or held by a Founder (including in connection with the Reclassification); in each case, whenever issued, including without limitation all Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities, and all such shares of Common Stock that are Transferred by the holder thereof to such holder’s Affiliates; provided, however, that the shares of Common Stock held by West Health (formerly the Gary and Mary West Wireless Health Institute) as of the date of this Agreement shall not be Founder Shares.

“Founders” shall have the meaning set forth in the Preamble.

“Holders” shall mean the holders of Registrable Securities under this Agreement.

“Indemnitee” shall have the meaning set forth in Section 3.4.3.

“Initial Investor Shares” means the Investor Shares issued to the Investors on or before the Closing Date, as indicated on Schedule I hereto; provided, however that any Investor Shares Transferred to a Person who is not a Permitted Transferee and who is thereafter designated as an “Investor” or “Other Investor” shall not count toward the number of “Initial Investor Shares” still owned by the Investors for purposes of calculating the 25% continuing ownership threshold of the Investors hereunder, but shall continue to be deemed “Initial Investor Shares” for purposes of determining the number of Shares issued to the Investors on or before the Closing Date.

“Initial Post-IPO Demand Rights” shall have the meaning set forth in Section 3.1.1.

“Initial Public Offering” shall mean the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Initiating Block Transferor” shall have the meaning set forth in Section 2.1.2.

“Initiating Stockholders” shall have the meaning set forth in Section 3.1.1.

“Investor Shares” means all shares of Common Stock originally issued to, or issued with respect to shares originally issued to (including in connection with the Reclassification), or held by, a THL Investor, a Quadrangle Investor or an Other Investor, whenever issued.

“Investors” shall have the meaning set forth in the Preamble.

“Majority Founders” means, as of any date, the holders of a majority of the Founder Shares outstanding on such date.

“Majority Initial Investors” means, as of any date, the holders of a majority of the Investor Shares outstanding on such date that are then held by the THL Investors and the Quadrangle Investors.

“Majority Investors” means, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

“Majority Stockholders” means, as of any date, the holders of a majority of the Shares outstanding on such date.

“Managers” means each of Thomas B. Barker, Nancee R. Berger, J. Scott Etzler, Jon R. Hanson, Robert E. Johnson, Mark V. Lavin, Michael E. Mazour, Paul M. Mendlik, Pam Mortenson, David C. Mussman, Steven M. Stangl, Michael M. Sturgeon and such other Persons who from time to time after the date of the Original Agreement and prior to the date hereof became party to the Original Agreement and were designated by the Board as “Managers”.

“Newco” shall have the meaning set forth in the Recitals.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

“Original Agreement” shall have the meaning set forth in the Recitals.

“Other Holder Shares” shall mean (a) all shares of Stock held by an Other Holder that were Transferred to such Other Holder in a transaction subject to Section 3.5.1 or that were acquired by such Other Holder upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities that were Transferred to such Other Holder in a transaction subject to Section 3.5.1 and (b) all Options, Warrants and Convertible Securities that were Transferred to such Other Holder in a transaction subject to Section 3.5.1, treating such Options, Warrants and Convertible Securities as a number of Other Holder Shares equal to the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Other Holder Shares is to be determined).

“Other Holders” shall have the meaning set forth in the Preamble.

“Other Investors” shall have the meaning set forth in the Preamble.

“Other Investor Shares” means Investor Shares issued to, or issued with respect to shares originally issued to (including in connection with the Reclassification), or held by, an Other Investor.

“Outstanding Shares” means all outstanding shares of Common Stock.

“Parity Shares” shall have the meaning set forth in Section 3.3.1.

“Permitted Registration Rights Assignee” shall have the meaning set forth in Section 3.5.1.

“Permitted Transferee” shall have the meaning set forth in the Stockholder Agreement.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Potential Block Participant” shall have the meaning set forth in Section 2.1.2.

“Principal Lock-Up Agreement” shall have the meaning set forth in Section 3 of the Stockholders Agreement.

“Principal Participating Holders” shall mean, with respect to any Public Offering, (i) the Holder including the greatest number of Registrable Securities in such Public Offering or (ii) if there is more than one such Holder including the greatest number of Registrable Securities in such Public Offering (i.e., if more than one Holder is including the same amount and no other Holders are including a greater amount), a majority of such Holders.

“Pro Rata Portion” shall mean with respect to each holder of Registrable Securities or Parity Shares requesting that such shares be registered in such Registration Statement, a number of such shares equal to the aggregate number of shares of Common Stock to be registered in such registration (excluding any shares to be registered for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities and Parity Shares held by such holder, and the denominator of which is the aggregate number of Registrable Securities and Parity Shares held by all holders requesting that their Registrable Securities or Parity Shares be registered in such registration.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective Registration Statement under the Securities Act.

“Quadrangle Investor” has the meaning set forth in the Preamble.

“Recapitalization Agreement” shall have the meaning set forth in the Recitals.

“Reclassification” shall have the meaning set forth in the Recitals.

“Registrable Securities” shall mean (a) all shares of Common Stock that are not then subject to vesting (including shares that were at one time subject to vesting to the extent they have vested), (b) all shares of Common Stock issuable upon exercise, conversion or exchange of any vested Option, Warrant or Convertible Security and (c) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) such securities shall have ceased to be subject to the Stockholder Agreement, (ii) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (iii) such securities shall have been Transferred pursuant to Rule 144 or Rule 145, (iv) such securities shall have been otherwise transferred to a Person that is not an Affiliate of the transferor, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company as part of such transfer, subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 or Rule 145 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144), (v) such securities shall have ceased to be outstanding or (vi) such securities are Transferable pursuant to Rule 144 or Rule 145, and the holder of such securities, together with all of its Affiliates, holds no more than one percent (1%) of the Shares.

“Registration Expenses” means any and all expenses incident to performance of or compliance with Section 3 of this Agreement (other than underwriting discounts and commissions paid to underwriters and transfer taxes, if any, in each case with respect to shares sold by Stockholders), including (a) all Commission and securities exchange or FINRA registration and filing fees, (b) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 3.3.2(g) and all rating agency fees, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “comfort” letters required by or incident to such performance and compliance, (f) the reasonable fees and disbursements of counsel for the Holders selected pursuant to the terms of Section 3 and counsel for certain Holders selected pursuant to the second proviso of Section 3.3.3, if applicable, (g) any other fees and disbursements customarily paid by the issuers of securities, and (h) expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the Holders).

“Registration Statement” means a registration statement filed pursuant to the Securities Act, including the registration statement filed pursuant to the Initial Public Offering, or any Public Offering, and any supplements or amendments thereto.

“Related Stockholder” shall have the meaning set forth in Section 2.1.1(c).

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 145” shall mean Rule 145 under the Securities Act (or any successor Rule).

“Rule 145 Transaction” shall mean a registration on Form S-4 (or any successor form) pursuant to Rule 145.

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” means shares all Investor Shares, Other Investor Shares, and Founder Shares.

“Specified Holder” shall have the meaning set forth in Section 2.1.1(c).

“Stockholder Group” shall mean any one of (a) the THL Investors, collectively, (b) the Quadrangle Investors, collectively, (c) the Founders, collectively or (d) the Other Investors, collectively.

“Stockholders” means any holder of Shares that is a party to this Agreement which, for the avoidance of doubt, shall exclude the Managers and West Health (formerly the Gary and Mary West Wireless Health Institute) after the effectiveness of this Agreement.

“Stockholder Agreement” shall have the meaning set forth in the Recitals.

“THL Investors” shall have the meaning set forth in the Preamble.

“Transfer” means any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

“WKSI” shall have the meaning set forth in Section 3.2.4.

8.	MISCELLANEOUS.

8.1 Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and its subsidiaries shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

8.2 Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a) by hand (in which case, it will be effective upon delivery);

(b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission);

(c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the second Business Day after being deposited with such courier service); or

(d) by U.S. Postal Service (in which case it will be effective four Business Days after being deposited with the U.S. Postal Service); in each case, to the address (or facsimile number) listed below; provided that each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

If to the Company to:

West Corporation

11808 Miracle Hills Drive

Omaha, Nebraska 68154

Facsimile: (402) 963-1211

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: Robert Verigan

If to an Investor, to it at the address set forth in the records of the Company for it, which shall initially be:

For the THL Investors:

Thomas H. Lee Partners,

100 Federal Street

Boston, MA 02110

Attention: Anthony DiNovi & Soren Oberg

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Facsimile: 212-310-8007

Attention: Michael J. Aiello

and for the Quadrangle Investors:

Quadrangle Group LLC

1065 Avenue of the Americas

New York, NY 10018

Attention: Steven Felsher & Bret Oettmeier

with a copy (which shall not constitute notice) to:

Tannenbaum Helpern Syracuse & Hirschtritt LLP

900 Third Avenue

New York, NY 10022

Attention: Brian A. Haskel

If to a Founder, to him or her at the address set forth in the stock record book of the Company with a copy (which shall not constitute notice) to:

West Partners

5796 Armada Dr., #300

Carlsbad, CA 92008

Attn: Dennis O’Brien

Notice to the holder of record of any shares of Common Stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

8.3 Merger; Binding Effect, Etc. This Agreement, together with the Stockholder Agreement, and the Subscription Agreement(s) dated on or about October 24, 2006 among the Company and the subscribers named therein constitute the entire agreement of the parties with respect to their subject matter, supersede all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Except as otherwise expressly provided herein, no party hereto may assign any of his, her or its respective rights or delegate any of his, her or its respective obligations under this Agreement without the prior written consent of the Company and the Majority Investors, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

8.4 Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

8.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

8.6 Severability. If any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

8.7 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

8.8 Aggregation of Shares. All Shares held by an Investor or Other Investor and its Affiliates and Affiliated Funds shall be aggregated together for purposes of determining the availability of any rights under this Agreement. Within any Stockholder Group, the Stockholders may allocate the ability to exercise any rights under this Agreement in any manner that such Stockholder Group (by holders of a majority of the Shares held by such Stockholder Group) determines. All Shares held by a Founder and any Permitted Transferee to which such Founder has Transferred Shares shall be aggregated together for purposes of determining the availability of any rights under this Agreement; and such Founder and such Permitted Transferees may allocate the ability to exercise any rights under this Agreement in any manner that such group (by holders of a majority of the Shares held by such Founder and his or her Permitted Transferees) sees fit.

9.	GOVERNING LAW.

9.1 Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

9.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, (x) to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above; and (y) any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.2 hereof is reasonably calculated to give actual notice.

9.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE

RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY: WEST CORPORATION

/s/ Thomas B. Barker
Name:	Thomas B. Barker
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights and Coordination Agreement]

THL INVESTORS:	THOMAS H. LEE EQUITY FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

THL COINVESTMENT PARTNERS, L.P.
By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

[Signature Page to Amended and Restated Registration Rights and Coordination Agreement]

THL EQUITY FUND VI INVESTORS (WEST), L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

PUTNAM INVESTMENTS HOLDINGS, LLC
By: Putnam Investments, LLC, its managing member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III, LLC
By: Putnam Investment Holdings, LLC, its managing member
By: Putnam Investments, LLC, its managing member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

THL EQUITY FUND VI INVESTORS (WEST) HL, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

[Signature Page to Amended and Restated Registration Rights and Coordination Agreement]

QUADRANGLE INVESTORS:	QUADRANGLE CAPITAL PARTNERS II LP
By: Quadrangle GP Investors II LP, its general partner
By: QCP GP Investors II LLC, its general partner

/s/ Michael Huber
Name: Michael Huber
Title: President and Managing Principal

QUADRANGLE CAPITAL PARTNERS II-A LP
By: Quadrangle GP Investors II LP, its general partner
By: QCP GP Investors II LLC, its general partner

/s/ Michael Huber
Name: Michael Huber
Title: President and Managing Principal

QUADRANGLE SELECT PARTNERS II LP
By: Quadrangle GP Investors II LP, its general partner
By: QCP GP Investors II LLC, its general partner

/s/ Michael Huber
Name: Michael Huber
Title: President and Managing Principal

[Signature Page to Amended and Restated Registration Rights and Coordination Agreement]

GARY WEST CRT1 LLC

/s/ Gary West
Name: Gary West
Title:

GARY WEST CRT2 LLC

/s/ Gary West
Name: Gary West
Title:

GARY WEST CRT3 LLC

/s/ Gary West
Name: Gary West
Title:

GARY WEST CRT4 LLC

/s/ Gary West
Name: Gary West
Title:

GARY WEST CRT5 LLC

/s/ Gary West
Name: Gary West
Title:

[Signature Page to Amended and Restated Registration Rights and Coordination Agreement]

MARY WEST CRT1 LLC

/s/ Mary West
Name: Mary West
Title:

MARY WEST CRT2 LLC

/s/ Mary West
Name: Mary West
Title:

MARY WEST CRT3 LLC

/s/ Mary West
Name: Mary West
Title:

MARY WEST CRT4 LLC

/s/ Mary West
Name: Mary West
Title:

MARY WEST CRT5 LLC

/s/ Mary West
Name: Mary West
Title:

[Signature Page to Amended and Restated Registration Rights and Coordination Agreement]

Schedule I

to Registration Rights Agreement

Capitalization Table

Holder	Shares (after giving effect to the Reclassification)
Gary L. West	7,592,792
Mary E. West	7,499,042
Quadrangle Capital Partners II LP	6,603,510
Quadrangle Select Partners II LP	177,157
Quadrangle Capital Partners II-A LP	764,644
Thomas H. Lee Equity Fund VI, L.P.	15,028,249
Thomas H. Lee Parallel Fund VI, L.P.	10,176,331
Thomas H. Lee Parallel (DT) Fund VI, L.P.	1,777,600
THL Coinvestment Partners, L.P.	27,570
THL Equity Fund VI Investors (West), L.P.	7,892,396
THL Equity Fund VI Investors (West) HL, L.P.	1,207,250
Putnam Investment Holdings, LLC	76,701
Putnam Investments Employees’ Securities Company III LLC	76,671